Exhibit (a)(2)
                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                       PW AFTER-TAX EQUITY PARTNERS, L.P.

          This Agreement of Limited Partnership of PW After-Tax Equity Partners, L.P. (this "Agreement"), is entered into by and between PW Fund Advisor, L.L.C., as general partner (the "General Partner"), and Mark F. Vassallo, as limited partner (the "Initial Limited Partner").

          The General Partner and the Initial Limited Partner hereby form a limited partnership pursuant to and in accordance with the Delaware Revised Uniform Limited Partnership Act (6 DEL.C. ss.17-101, ET SEQ.), as amended from time to time (the "Act"), and hereby agree as follows:

          1. NAME. The name of the limited partnership formed hereby is PW After-Tax Equity Partners, L.P. (the "Partnership").

          2. PURPOSE. The Partnership is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Partnership is, engaging in any lawful act or activity for which limited partnerships may be formed under the Act and engaging in any and all activities necessary or incidental to the foregoing.

          3. REGISTERED OFFICE. The registered office of the Partnership in the State of Delaware is c/o The Corporation Service Company, 1013 Centre Road, Wilmington, New Castle County, Delaware 19805.

          4. REGISTERED AGENT. The name and address of the registered agent of the Partnership for service of process on the Partnership for service of process on the Partnership in the State of Delaware is The Corporation Service Company, 1013 Centre Road, Wilmington, New Castle County, Delaware 19805.

          5. PARTNERS. The names and the business, residence or mailing addresses of the General Partner and the Initial Limited Partner are as follows:

                                    GENERAL PARTNER:

                                    PW Fund Advisor, L.L.C.
                                    1285 Avenue of the Americas
                                    New York, New York  10019

                                    INITIAL LIMITED PARTNER:

                                    Mark F. Vassallo
                                    c/o PaineWebber Incorporated
                                    1285 Avenue of the Americas
                                    New York, New York 10019


          6. POWERS. The powers of the General Partner include all powers, statutory and otherwise, possessed by general partners under the laws of the State of Delaware.

          7. DISSOLUTION. The Partnership shall dissolve, and its affairs shall be wound up, at such time as (a) all of the partners of the Partnership approve in writing, (b) an event of withdrawal of a general partner has occurred under the Act, or (c) an entry of a decree of judicial dissolution has occurred under ss.17-802 of the Act; PROVIDED, HOWEVER, the Partnership shall not be dissolved or required to be wound up upon an event of withdrawal of a general partner described in Section 7(b) if (i) at the time of such event of withdrawal, there is at least one (1) other general partner of the Partnership who carries on the business of the Partnership (any remaining general partner being hereby authorized to carry on the business of the Partnership), or (ii) within ninety days after the occurrence of such event of withdrawal, all remaining partners agree in writing to continue the business of the Partnership and the appointment, effective as of the date of the event of withdrawal, of one or more additional general partners of the Partnership.

          8. CAPITAL CONTRIBUTIONS. The partners of the Partnership have contributed the following amounts, in cash, and no other property, to the
Partnership:

                            GENERAL PARTNER:

                            PW Fund Advisor, L.L.C.            $99.00


                            INITIAL LIMITED PARTNER:

                            Mark F. Vassallo                    $1.00



          9. ADDITIONAL CONTRIBUTIONS. No partner of the Partnership is required to make any additional capital contribution to the Partnership.

          10. ALLOCATION OF PROFITS AND LOSSES. The Partnership's profits and losses shall be allocated in proportion to the capital contributions of the partners of the Partnership.

          11. DISTRIBUTIONS. Distributions shall be made to the partners of the Partnership at the times and in the aggregate amounts determined by the General Partner. Such distributions shall be allocated among the partners of the Partnership in the same proportion as their then capital account balances.

          12. ASSIGNMENTS.

          (a) The Initial Limited Partner may assign all or any part of its partnership interest in the Partnership and may withdraw from the Partnership only with the consent of the General Partner.

          (b) The General Partner may assign all or any part of its partnership interest in the Partnership and may withdraw from the Partnership without the consent of the Initial Limited Partner.

          13. WITHDRAWAL. Except to the extent set forth in Section 12, no right is given to any partner of the Partnership to withdraw from the Partnership.

          14. ADMISSION OF ADDITIONAL OR SUBSTITUTE PARTNERS.

          (a) One or more additional or substitute limited partners of the Partnership may be admitted to the Partnership with only the consent of the General Partner.

          (b) One or more additional or substitute general partners of the Partnership may be admitted to the Partnership with only the consent of the General Partner.

          15. LIABILITY OF INITIAL LIMITED PARTNER. The Initial Limited Partner shall not have any liability for the obligations or liabilities of the Partnership except to the extent provided in the Act.

          16. GOVERNING LAW. This Agreement shall be governed by, and construed under, the laws of the State of Delaware, all rights and remedies being governed by said laws.

          IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Agreement of Limited Partnership as of the 5th day of June, 1998.

                                    GENERAL PARTNER:

                                    PW FUND ADVISOR, L.L.C.


                                    By: /S/  PETER ZURKOW
                                        --------------------------
                                        Name:  Peter Zurkow
                                        Title: Managing Director


                                    INITIAL LIMITED PARTNER:

                                       /S/ MARK F. VASSALLO
                                           ---------------------------
                                           Mark F. Vassallo